Exhibit 5.1

8810 LURAY COURT
ROSENBERG, TEXAS 77469
The Law Office of Anthony F. Newton	+1 832.452.0269 TELEPHONE
tony.newton@newtonianlaw.com EMAIL

April 8, 2026

CitroTech Inc.

6400 S. Fiddlers Green Cir, Suite 300

Greenwood Village, CO 80111

Re:	Registration Statement on Form S-1 (File No. 333-293534)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, as amended (the “Registration Statement”), of CitroTech Inc., a Wyoming corporation (the “Company”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 8,068,569 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, which includes (i) 2,296,426 shares (the “Conversion Shares”) of Common Stock issuable upon conversion of 688,922 shares of Series C Convertible Preferred Stock held directly or indirectly by the Selling Stockholders (as defined in the Registration Statement) issued to investors in a private placement offering on September 30, 2025 and subsequent private placement offering on October 21, 2025 (collectively, the “2025 Private Placements”); (ii) 2,429,641 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”) issued to investors in the 2025 Private Placements (the “Warrant Shares”); (iii) an aggregate of 925,834 shares of Common Stock issued to debtholders upon the conversion of convertible debt (the “Debt Conversion Shares”); and (iv) 2,416,668 shares of Common Stock (the “Resale Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Registration Statement and related prospectus, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the Amended and Restated Certificate of Designation of Rights and Preferences of the Series C Convertible Preferred Stock (the “Certificate of Designation”), specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2. The Conversion Shares have been duly authorized by all necessary corporate action of the Company and, upon their issuance and delivery in the manner contemplated by the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

3. When the Warrant Shares initially issuable upon exercise of the Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and nonassessable.

4. The Debt Conversion Shares have been duly authorized by all necessary corporate action of the Company and when issued and delivered upon conversion of the convertible debt in accordance with the provisions of applicable convertible debt instruments, will be validly issued, fully paid and nonassessable.

Our opinions expressed herein is limited to the federal laws of the United States, the laws of the State of Wyoming. The opinions expressed herein are based upon the federal laws of the United States and the laws of the State of Wyoming in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Sincerely,

Law Office of Anthony F. Newton

/s/ Anthony F. Newton

For the Firm